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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 1996, with respect to the combined financial statements of Holiday Rambler LLC Recreational Vehicle Manufacturing Division and Certain Holiday World Retail Operations included in the Registration Statement (Form S-2) and related Prospectus of Monaco Coach Corporation for the registration of 2,100,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 17, 1997